UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

TIC Solutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42524	66-1076867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road Suite 350
Hollywood, Florida		33021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 495-2112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 31, 2025, the Board of Directors of TIC Solutions, Inc. (the "Company") approved a stock dividend of 668,347 shares of the Company's common stock (the "Common Stock") with respect to the Company's 1,000,000 shares of Series A preferred stock currently outstanding (the "Series A Preferred Stock"). As previously disclosed, the holder of the Series A Preferred Stock is entitled to receive the first annual dividend amount on the Preferred Stock equal to 20% of the appreciation, if any, of the average market price per share of the Common Stock over the Company’s initial offering price of $10.00 per share multiplied by 121,476,215 (such number being the Preferred Share Dividend Equivalent established in the Company’s Certificate of Incorporation) (the “Annual Dividend Amount”). The dividend price was $10.2829 (calculated based upon the volume weighted average share price over the last ten trading days of 2025) (the “Dividend Price”). In subsequent years, the Annual Dividend Amount will be calculated based on the appreciated Dividend Price, if any, compared to the highest Dividend Price previously used in calculating the Annual Dividend Amount. After giving effect to such issuance on January 2, 2026, the Company had approximately 221,209,686 shares of Common Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIC SOLUTIONS, INC.

Date:	01/02/2026	By:	/s/ Kristin Schultes
Kristin Schultes Chief Financial Officer